PORTER I HEDGES September 21, 2023 Flotek Industries, Inc. 5775 N. Sam Houston Pkwy W., Suite 400 Houston, Texas 77086 Re: Flotek Industries, Inc. Registration Statement on Form S-3 Ladies and Gentlemen: 1000 Main Street, 36th Floor Houston, Texas 77002-6341 (713) 226-6000 Main porterhedges.com We have acted as counsel to Flotek Industries, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Act"), relating to 314,843 shares (the "Shares") of common stock, par value $0.0001 per share ("Common Stock"), of the Company. The Registration Statement incorporates by reference the registration statement on Form S-3 (No. 333-267916), which was filed with the Commission on October 18, 2022 and was declared effective on October 27, 2022, including the prospectus which forms a part of such Registration Statement (the "Prospectus"). For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of: (i) the Certificate of Incorporation and Bylaws, each as amended to date, of the Company; (ii) the Registration Statement; (iii) the Prospectus; and (iv) the corporate records of the Company, including minute books of the Company and resolutions of its board of directors, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable. The opinions set forth above are limited in all respects to matters of the General Corporation Law of the State of Delaware and applicable federal law. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. Very truly yours, .-- 1 tY+V( 1 4 Ir".1 l ' I'q PORTER HEDGES LLP 14186971v2 EXHIBIT 5.1